Exhibit 10.1

FOUNDERS AGREEMENT

This Founders Agreement (the “Agreement”) is entered into as of June 1, 2011, by and between Shai Yarkoni, an individual bearing Israeli passport 55365860 and Nadir Ashkenazi, an individual bearing Israeli I.D. 14692909 and Kasian Nuriel Chirich, an individual bearing Israeli I.D. 55483143. (Each of the individuals shall be referred to as a “Party” or “Shareholder” and collectively, the “Parties” or “Shareholders”.

WHEREAS	the Parties wish to establish a new company for the purpose of operating the Business (as such term is defined hereunder),

WHEREAS	The Parties wish to enter into this Agreement respecting the operation and management of the Company, their ownership of the Company’s Shares and their mutual rights and obligations within the framework of the Company, all as written in this Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Shareholders agree as follows:

1.	Formation of the Company

1.1.	As soon as reasonably practicable after the signing of this Agreement, the Shareholders shall jointly establish and, register a new company under the laws of Israel (the “Company”), in accordance with the provisions set forth below

1.2.	The Articles of Association of the Company upon registration thereof are attached hereto as Appendix A shall reflect the provisions set forth herein in this Agreement (the “Articles”). In the event of any contradiction or inconsistency between the relevant provisions of this Agreement and the Articles, the provisions of this Agreement shall prevail, and - without limiting the generality of the aforesaid - the Parties shall take reasonable steps, including the execution of documents, to amend the Articles accordingly.

1.3.	The name of the Company shall be “SCelect Biotechnology”, or such other name as shall be agreed between the Parties and approved by the Israeli Registrar of Companies.

1.4.	The authorized share capital of the Company shall consist of one class of shares (the “Shares”). All the Shares shall bear equal rights and obligations for all intents and purposes, including voting rights, rights to receive dividends and - upon liquidation of the Company - rights to receive a portion of the assets of the Company legally available for distribution to the shareholders of the Company

1.5.	The authorised and issued Share capital of the Company consists of 500,000 Shares of 0.01 NIS par value each, held by the Shareholders As follows:

1.5.1.	Shai: 50,000 of the issued and outstanding share capital of the Company.

1.5.2.	Nadir: 50,000 of the issued and outstanding share capital of the Company.

1.5.3.	Chirich: 50,000 of the issued and outstanding share capital of the Company.

2.	Scope of the Business

2.1.	The Company shall establish and operate a business and raise funds for the development and commercialization of that certain technology as described in Appendix B attached hereto (the “Business”). The Company may also engage in other business activities subject to unanimous resolutions of the Company’s board of directors (the “Board”).

2.2.	The Parties shall use their best efforts to contribute to the overall success of the Business of the Company.

2.3.	The Business of the Company shall be conducted in the best interests of the Company on sound commercial profit making principles, so as to generate the maximum profits for distribution of dividends to the Shareholders, subject to the terms and provisions set forth below.

3.	Representations and Warranties

Each Party represents and warrants, individually, to the others, as follows:

3.1.	He is free, and has all corporate/individual power and authority, to enter and execute this Agreement and there exist no agreement and/or any limitation and/or restriction, whatsoever, which may prevent such Shareholder from entering and executing this Agreement.

3.2.	This Agreement constitutes valid, binding and enforceable obligations of such Shareholder.

3.3.	There are no legal proceedings pending against him, which are likely to materially impact on its ability to perform its obligations under this Agreement.

3.4.	He is fully aware that the operation of the Business and the Company involves a certain degree of risk.

3.5.	He is experienced, skilled and has the knowledge necessary to perform its undertakings hereunder.

2

4.	Contribution of the Parties

4.1.	Shai Yarkoni and Nadir Ashkenazi agree to take all the necessary actions and execute any document or instrument in order to duly assign the patents set forth in Appendix C (the “Patents”) to the Company and to update all relevant authorities upon such transfer. The costs for patent maintenance paid by shai until now will be considered as a loan bearing same interest as the loan of Chirich (see below).

4.2.	Chirich, by himself or through a controlled subsidiary company, shall contribute funds to ensure the operation of the Company pursuant to the Budget attached hereto as Appendix D. The said contribution shall be made by way of a loan bearing interest and payment terms as will be agreed between the Parties.

5.	Books-keeping and Accounting

5.1.	Proper books of account shall be kept by the Company and entries shall be made therein of all matters, terms, transactions and items as are usually written and entered into books of account in accordance with generally accepted Israeli accounting principles (“GAAP”). All the Shareholders shall have free and full access at all reasonable times to examine and copy them. The Company shall furnish to any Shareholder correct information, account and statements, pertaining to its business, without any concealment or suppression.

5.2.	Immediately following the execution of this Agreement, the Shareholders shall vote in favor of appointing the auditors of the Company, and the auditors’ accountants shall, at the financial year end of the Company, namely December 31, provide their review of the books and accounts of the Company. For such purpose, the auditors shall have access to all books of account, records and all vouchers, cheques, papers and documents of or which may relate to the Company.

5.3.	The Company shall deliver to the Shareholders as soon as practicable, but in any event within six (6) months after (he end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year, and statements of income and statements of cash flow of the Company for such year, prepared in accordance with GAAP, audited by the Company’s auditors, and accompanied by an opinion of such firm which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

6.	Bank Accounts & Signature Rights

6.1.	The Company shall maintain a bank account at such bank or financial institution as the Board shall, from time to time, determine.

3

6.2.	All bank accounts and/or accounts shall be kept in the name of the Company and all cheques, bills, notes, drafts or other instruments shall require signatures as approved by the Board.

6.3.	All monies received from time to time for the account of the Company shall be paid immediately into those bank accounts for the time being in operation, in the same drafts, cheques, bills or cash in which they are received and all disbursements on account of the Company shall be made by cheque at such bank or trust company.

7.	General Meetings of the Shareholders

7.1.	The Shareholders’ meetings shall be convened as provided under the applicable law or the Company’s Articles of Association, but not less than once every Calendar Year.

7.2.	Each Share shall entitle the holder thereof to one vote on matters brought for the vote of the Shareholders of the Company. A resolution shall be deemed adopted if a quorum is present and approved by the holders of a majority of the voting power presented at a meeting in person or by proxy and voting thereon.

7.3.	A quorum for a General Meeting shall be the present of shareholders holding not less than 75% of the issued and outstanding share capital. Notwithstanding the aforesaid, if within 45 minutes of the time “arranged for the General Meeting no quorum is present, such meeting shall stand adjourned and the General Meeting shall hold the adjourned meeting after 96 hours of the original meeting. The shareholders shall receive notice of the adjourned meeting (including, by phone or email). At such adjourned meeting if no quorum is present, the shareholders attending at such meeting shall be deemed as a legal quorum.

7.4.	A resolution in writing signed or agreed to in writing (including by facsimile) by all of the Shareholders shall be valid for every purpose as a resolution adopted at a general meeting that was duly convened and held.

7.5.	Any or all of the Shareholders may participate in a general meeting by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. If decisions were adopted as said herein, then the Chairman of the Board shall write the minutes of the decision and attach to it his signature.

7.6.	Any amendment of the Articles shall require a vote of 75% of the shareholders attending a meeting.

8.	The Board

8.1.	The Board shall manage the Company and have all powers and authorities as specified in the Company’s Articles of Association.

4

8.2.	The Board shall supervise the general manager of the Company (the “General Manager”) and his acts.

8.3.	The Board shall consist of three (3) members. Each Shareholder holding at least 30% of the Company’s capital shares shall be entitled to recommend appointment of one (1) director (and to remove any director so appointed from office and to appoint another in the place of any director so removed).

8.4.	Every appointment and removal by a Shareholder of a director pursuant to its entitlement shall be notified in writing to the other Shareholders and to the Company.

8.5.	The legal quorum at any meeting of the Board shall be the presence of majority of the directors (the “Quorum”).

8.6.	Notwithstanding the aforesaid, if within 45 minutes of the time arranged for the Board meeting no Quorum is present, such meeting shall stand adjourned and the Board shall hold the adjourned meeting after 24 hours of the original meeting. The members of the Board shall receive notice of the adjourned meeting (including, by phone or email). At such adjourned meeting if no Quorum is present, the member/s of the Board attending at such meeting shall be deemed as a legal quorum.

8.7.	The Chairman of the Board shall be nominated by the Board and shall not have any additional or casting vote.

8.8.	Members of the Board shall not be paid for performing their duties as such. Travel and accommodation expenses pertaining the Board meetings shall be reimbursed by the Company on the basis of bills, invoices and other documents.

8.9.	The members of the Board may also vote in writing, by delivery to the Company, prior to a Board meeting a written notice stating their affirmative vote on an issue to be considered by such meeting.

8.10.	A resolution in writing signed or agreed to in writing (including by facsimile) by all of the members of the Board shall be valid for every purpose as a resolution adopted at a Board meeting that was duly convened and held.

8.11.	Any or all of the members of the Board may participate in a meeting of the Board by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. If decisions were adopted as said herein, then the Chairman of the Board shall write the minutes of the decision and attach to it his signature.

8.12.	The Chairman of the Board is obligated to call a meeting of the Board pursuant to any request at any time made by any member of the Board, or in accordance with the provisions of applicable law obliging him to do so.

5

8.13.	Subject to the provisions of applicable law, the Company will procure and maintain, on the Company’s account, a sufficient insurance policy in order to insure the responsibility of the members of the Board, to the maximum extent permitted by applicable law, for any liability that will be imposed on any of them in consequence of an act which he Performed by virtue of being its officer, including with respect to any of the following:

8.13.1.	A breach of the duty of care towards the Company or any other person;

8.13.2.	A breach of the fiduciary duty towards the Company, provided that such member of the Board acted in good faith;

8.13.3.	A monetary obligation imposed on such member of the Board, in favor of a third party, which obligation is due to or in connection with his position as a Board member.

8.14.	Subject to the provisions of applicable law, the Company shall indemnify the members of the Board, to the maximum extent permitted by applicable law., in respect of an act performed by him by virtue of him being its officer, including with respect to any of the following:

8.14.1.	A monetary liability imposed on him in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been approved by the court;

8.14.2.	Reasonable litigation expenses, including legal fees paid for by such member of the Board, or which he is obligated to pay under a court order, in a civil proceeding brought against him, or in a criminal proceeding in which he is found innocent; or in a criminal proceeding in which he is convicted of an offense that does not require proof of criminal intent.

8.15.	The Board members shall not be entitled to remuneration for their performance, save for coverage for actual expenses approved in advance by the Company.

9.	OFFICERS

9.1.	The General Manager (CEO) shall be nominated and removed from his office by the Board. The first General Manager (CEO) shall be Shai Yarkoni

9.2.	The General Manager is responsible for the ongoing operation of the Company’s affairs within the bounds of the policy determined by the Board and subject to its directions and supervision.

9.3.	All others key officers (such as CTO, CFO, COO) shall be nominated by the CEO subject to the approval of the Board. The first CTO shall be Nadir Ashkenazi.

6

10.	Signatory Rights

The signatory rights on behalf of the Company shall be defined and amended from time to time by the Board.

11.	Preemptive Rights

The following provisions shall apply with respect to the preemptive rights of the Company:

11.1.	If at any time, the Company proposes to issue and sell New Securities, as defined below, it shall enable each of the Shareholders (in this section to be referred to as “Offerees”) to maintain its proportionate holdings of the share capital of the Company. The Offeree’s pro rata share shall be the ratio of the number of the Company’s Shares then held by the Offeree as of the date of the Rights Notice (as defined in Section 12.3 below), to the sum of the total number of Shares issued as of such date. This preemptive right shall be subject to the following provisions:

11.2.	“New Securities” shall mean any share capital of the Company, whether or not now authorized, and rights, options or warrants to purchase share capital and/or securities of any type whatsoever that are, or may become, convertible and/or exercisable into share capital; provided that the term “New Securities” shall not include (i) securities offered to the public in a public offering at an official stock exchange; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all the assets of another corporation or any other reorganization whereby the Company shall own not less than 51% (fifty-one percent) of the voting power of such corporation; and (iii) securities issued pursuant to any share split or other kind of recapitalization, in a manner which does not effect the percentage of holdings of the Shareholders in the issued share capital of the Company.

11.3.	If the Company proposes to issue New Securities, it shall give the Offerees a written notice (the “Rights Notice”) of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of New Securities that the Offeree has the right to purchase under this Section 12. Each Offeree shall have 21 days from delivery of the Rights Notice to agree to purchase (i) all or any part of its pro-rata share of such New Securities and (ii) all or any part of the pro-rata share of the other Offerees entitled to such rights to the extent that such other Offerees do not elect to purchase their full pro-rata share, in each case for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased, provided that such Offerees shall be obligated to consummate the purchase of such New Securities only if the Company consummates the sale of the balance (if any) of the New Securities, pursuant to the terms described in the Rights Notice.

7

11.4.	In the event that any Offeree fails to exercise in full its preemptive right within the period specified hereinbefore, the Company shall have 120 days after delivery of the Rights Notice to sell the unsold New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice, provided that concurrently with such sale the Company shall sell the eligible New Securities to the Offeree/s which properly excised their/its preemptive rights pursuant to section 12.3 above. If the Company has not sold the New Securities within said 120 days period, the Company shall not thereafter issue or sell any New Securities without complying again with the procedure set forth in this Section 12.

12.	Transfer Restrictions

12.1.	The transferability of the company’s Shares to a third party shall be restricted in accordance with the provisions of sections 14-16 hereunder.

12.2.	Any transfer of share that will not be done accordingly to sections 14-16 hereunder, shell not be valid.

13.	Right of First Refusal

13.1.	Any Shareholder who wishes to sell or transfer any or all of the Shares or other securities of the Company of any kind whatsoever owned by him, or any interest therein, including option to purchase Shares of the Company and securities convertible to Shares of the Company, which exist now or at any time hereafter, or contract to do any of the foregoing, whether directly or indirectly (the “Offeror” and the “Securities” respectively), pursuant to the terms of a bona fide offer received from any third party, shall submit a written offer (the “Offer”) to transfer the Securities to the other Shareholders (the “Offerees”) on terms and conditions, including price, identical to those proposed by such party (the terms of the Offer are referred to herein as the “Proposed Terms”). The Offer shall disclose the identity of the proposed purchaser or transferee, the Securities proposed to be sold or transferred and the Proposed Terms.

13.2.	Within 14 days from the date of receipt of the Offer, each Offeree shall give written notice to the Offeror (the “Response Note”) whether it wishes to purchase the Securities, pursuant to the Proposed Terms_ If such Response Notice has not been given by any Offeree within the aforesaid time period, it shall be deemed to have refused to purchase the Offered Shares.

13.3.	At the expiration of said 14 days: (i) if notices of Offerees who express their wish to purchase Securities have been received by the Offeror in respect of all of the Securities, the Securities shall be transferred by the Offeror to such Offerees pursuant to the Proposed Terms; (ii) in the event that the Offerees do not elect to purchase all of the Securities, but rather all or some of then express their consent to purchase part of the Securities, in accordance with their pro-rata holdings in the Company, and in accordance with the provisions of this section 14, then the Offeror shall transfer to those Offerees, which so elected to purchase some of the Securities, such quantity of these securities as indicated by them, in accordance with their pro-rata holdings in the Co any, and the balance of the Securities shall be transferred to the third party identified in the Offer; (iii) in the event that the Offerees do not elect to purchase any of the Securities, then the Offeror shall be entitled at its own discretion to transfer the Securities to the party identified in the Offer.

8

13.4.	Any such transfer shall be executed at not less than the price and upon other terms and conditions; if any, not more favorable to the purchaser than the Proposed Terms.

13.5.	Any Securities not sold within 90 days period shall again be subject to the requirements of a prior offer and right of first refusal pursuant to this Section 14.

13.6.	The rights of first refusal contained in this Section 14 shall not apply to a transfer to one of the following: (i) a corporation in which the transferor holds at least 51% of the voting power and/or (ii) one or more of the transferor’s shareholders (hereafter “Permitted Transferee”); provided however, that with respect to each and every transfer of Securities, whether to a Permitted Transferee or otherwise, the transferee in such transfer agrees in writing, prior to or concurrently with such Transfer, to be bound by the terms of this Agreement.

13.7.	Any transfer of Shares, by a Permitted Transferee is subject to this Section 14.

14.	Tag-Alone (Co-Sale)

The following provisions shall apply with respect to the tag-along rights regarding the Securities of the Company:

14.1.	subject to the terms and provisions of section 14 above, it is agreed that should a Shareholder of the Company (the “Selling Shareholder”) receive a bona fide offer (a “Purchase Offer”), from any person or entity (the “Third Party”) to purchase from such Selling Shareholder any Securities (as defied in section 14 above) of the Company held by such Selling Shareholder (the “Offered Securities”), which Purchase Offer such Selling Shareholder intends to accept, the other Shareholders shall have the right to participate in such sale of the Offered Securities pursuant to the terms and conditions of such Purchase Offer. Upon receipt of a Purchase Offer, the Selling Shareholder shall promptly give written notice (the “Purchase Notice”) thereof to the other Shareholders of the Company at least 21 days prior to the closing of such sale or transfer. The Purchase Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of the Offered Securities to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of the Third Party. Each other Shareholder of the Company shall be entitled, upon written notice to the Selling Shareholder within 14 days after receipt of the Purchase Notice (a “Participation Notice”), to sell to the Third Party up to that number of its Shares determined by multiplying the total number of the Offered Shares times a fraction the numerator of which is the number of the Shares owned by such Shareholder and the denominator of which is the total number of Shares owned by all the Shareholders of the Company, other than the Selling Shareholder. A Participation Notice shall indicate the number of Shares that such Shareholder intends to transfer to the Third Party. To the extent that a Shareholder exercises such right, the number of Offered Securities that the Selling Shareholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. At the closing of the sale to the Third Party, the Selling Shareholder shall transfer its shares to the Third Party only if the Third Party concurrently therewith purchases, on the same terms and conditions specified in the Purchase Notice, all of the Securities as to which a Participation Notice has been delivered by the other Shareholders or any of them.

9

14.2.	The rights of co-sale contained in this Section 15 shall not apply to a transfer to a Permitted Transferee; provided however, that with respect to each and every transfer of Securities, whether to a Permitted Transferee or otherwise, the transferee in such transfer agrees in writing, prior to or concurrently with such Transfer, to be bound by the terms of this Agreement.

14.3.	Any transfer of Shares by a Permitted Transferee is subject to this Section 15.

15.	Bring Along

In the event that a certain Shareholders shall elect to sell all of their Shares to a third party (the “Proposing Shareholders”), and such Proposing Shareholders hold in the aggregate at least 70% of the Company’s issued and outstanding share capital, the other Shareholder (the “Remaining Shareholder”) shall be required, if so demanded by the Proposing Shareholders, to sell all of its Shares in the Company to such third party at the same price per Share and upon the same terms and conditions as the Proposing Shareholders, provided that the consideration to be paid by said third party for the Shares of the Remaining Shareholder will reflect, at least, a 30% increase, per annum, on the total monetary financing provided to the Company by the Remaining Shareholder (i.e. the total monetary financing provided by the Remaining Shareholder plus 30% per each year: 30% at the end of the first year, 60% at the end of the second year, etc.).

16.	Confidentiality

16.1.	Each of the Shareholders shall at all times use all reasonable efforts to keep confidential (and to ensure that its employees and agents keep confidential) any confidential information which it may acquire in relation to the Company and/or the Business and shall not use or disclose such information except in the ordinary course of advancing and promoting the Business. The restriction in this Section 17 shall not apply to any information which is:

16.1.1.	Publicly available or becomes publicly available through no fault of that Shareholder;

16.1.2.	Disclosed to that Shareholder by a third party; or

10

16.1.3.	Disclosed by that Shareholder in accordance with the requirements of law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority in Israel or any other country.

16.2.	The provisions of this Section 17 shall survive any termination of this Agreement.

17.	Miscellaneous

17.1.	This Agreement, together with the appendices attached hereto, constitutes the entire agreement among the Shareholders in respect of the subject matter hereof and thereof, and shall supersede all other prior agreements and understandings, both written and oral, among the Shareholders in respect of the subject matter hereof and thereof.

17.2.	The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

17.3.	In this Agreement, words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender and vice versa; and words and expressions importing persons shall include bodies corporate and vice versa.

17.4.	Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Shareholder, except (a) with the prior written consent of the other Shareholders, and provided always that such assignee shall undertake in writing to be subject to all obligations of the assignor under this Agreement, or (b) to a transferee of that Shareholder’s Shares in the Company in accordance with Sections 13-16 above. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Shareholders and their respective successors and permitted assigns.

17.5.	Each of the Shareholders shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

17.6.	Upon the incorporation of the Company, the Shareholders will procure that the Company is made fully aware of the terms and conditions of this Agreement, and that it will endorse the same by appropriate corporate action.

17.7.	Any term of this Agreement may be amended, terminated or waived only with the written approval of all Shareholders.

17.8.	This Agreement shall be exclusively governed by and construed according to the laws of the State of Israel.

11

17.9.	In the event of a dispute, the Shareholders shall meet and attempt in good faith to resolve this dispute. This duty to resolve a dispute in good faith shall continue for at least 30 days after one Shareholder requests a meeting for the purpose of resolving a dispute. If after 30 days the Shareholders are unable to resolve their dispute amicably, then either Shareholder may submit to the others an arbitration demand. Any dispute will be solely and finally settled by arbitration in Tel-Aviv-Jaffa, Israel. Should the Shareholders fail to agree on an arbitrator within 14 days after the arbitration has been demanded, then the arbitrator shall be nominated by the chairman of the Israeli Bar (the “Arbitrator”). The Arbitrator shall be bound to the substantive laws of the state of Israel but shall not be bound by or subject to any laws of evidence or procedural law. The Arbitrator’s ruling shall be subject to each Shareholder’s right to appeal to an additional arbitrator (the “Appealing Arbitrator”). Should the Shareholders fail to agree on the Appealing Arbitrator within 14 days after the arbitration has been demanded, then the arbitrator shall be nominated by the chairman of the Israeli Bar. Any ruling or decision, whether as determined by the Arbitrator or by the Appealing Arbitrator, including interim, shall detail the merits upon which it was based,

17.10.	All notices and other communications required or permitted hereunder to be given to any Shareholder shall be in writing and shall be sent by facsimile or by express courier or mailed by registered mail, or otherwise delivered by hand or by messenger, addressed to such Shareholder’s address as set forth above or at such other address as any Shareholder shall have furnished to the other Shareholder in writing in accordance with this provision.

Any notice sent in accordance with this Section 18.10 shall be effective (i) if mailed, 5 business days after mailing, (ii) if sent by express courier, 2 business days after mailing, and (iii) if sent via facsimile, on the first business day after transmission and electronic confirmation of receipt.

IN WITNESS WHEREOF the Shareholders have signed this Agreement as of the date first hereinabove set forth.

/s/ Shai Yarkoni	/s/ Nadir Askenasy	/s/ Kasbian Chirich
Shai Yarkoni	Nadir Askenasy	Kasbian Nuriel Chirich

12

Appendix A

[Articles of Association of Cellect Biotechnology Ltd.]

Appendix B - Technology

Selection of Hematopoietic progenitors for transplantation using intrinsic insensitivity to receptor-mediated apoptosis. This unique property of primitive stem and progenitor cells allows implementation of negative selection through elimination of other cell subsets, including malignant, immune and mature cells. These negative regulatory signals in somatic cells operate as independent tropic factors in primitive stem and progenitor cells, which synergize with other growth factors in activation. The two distinct differentiating factors are:

a) Cells are identified according to functional characteristic rather than surface markers.
b) Activation of tropic pathways concomitant with negative selection.

Products / applications with established proof of concept

A line of products will be developed for Bone Marrow Transplants according to indication (Hematopoietic malignancy, Autoimune diseases such as SLE, MS, ALS etc...) and source of hematopoietic cells (umbilical cord, mobilized peripheral blood or bone marrow). We anticipate 5-8 products, each will have a different combination of death ligands that will best suit particular problems of the specific transplant setting: reduce toxicity, increase engraftment, reduce the Graft Vs Host disease (GvHD), reduce graft rejection or deplete malignant contaminants.

The proposed approach will reduce significantly the cost of cell preparation as compared to immunormagnetic-based progenitor isolation, and will activate tropic pathways to shorten the time to and improve the quality of engraftment. This is anticipated to cause an exponential increase in the use of Hematopoietic Stern cells Transplants currently held back by extreme toxicity and very high costs.

June 4, 2011

STATUS REPORT

METHOD OF INDUCING IMMUNE TOLERANCE VIA BLOOD/LYMPH FLOW-RESTRICTED BONE MARROW TRANSPLANTATION

Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
24970	USA CIF	07-Sep-2001 60/317,447		09-Sep-2002 10/237,033	21-Nov-2006 7,138,144	Tax 7.5 21-May-2014	Granted	Styx LLC

METHODS OF SELECTING STEM CELLS AND USES THEREOF

Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39644	PCT	31-May-2006 60/809,390		31-May-2007 IL2007/000663	Publ. Date: 06-Dec-2007 Publ. #: W02007/138597		Expired	Styx LLC

49814	Canada NP	31-May-2006 60/809,390	28-Nov-2008	31-May-2007 2,653,881		Tax 6 + Request Examination Due 31-May-2012	Pending	Styx LLC

49815	Europe NP	31-May-2006 60/809,390	17-Dec-2008	31-May-2007 07736403.2		Tax 6 31-May-2012 DIV new rule due FINAL 23-Jul-2012	Pending	Styx LLC

49817	USA NP	31-May-2006 60/809,390	14-Oct-2009	31-May-2007 12/227,865			Pending	ASKENASY Nadir

49818	India NP	31-May-2006 60/809,390	30-Dec-2008	31-May-2007 2785/MUMNP/2008			Pending	Styx LLC

49820	Israel NP	31-May-2006 60/809,390	30-Nov-2008	31-May-2007 195608		Awaiting Publication of Grant	Allowed	Styx LLC

49813	Australia NP	31-May-2006 60/809,390	24-Dec-2008	31-May-2007 2007266565			Abandoned	Styx LLC

49816	Japan NP	31-May-2006 60/809,390	28-Nov-2008	31-May-2007 2009512772			Abandoned	Styx LLC

49819	China NP	31-May-2006 60/809,390		31-May-2007 200780028001.5			Abandoned	Styx LLC

REGULATORY IMMUNE CELLS WITH ENHANCED CELL DEATH DIRECT EFFECT

Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
51138	USA PRO			22-Jul-2010 61/366545		Expires 22-Jul-2011	Filed	Styx LLC

51139	PCT	22-Jul-2010 61/366,545				PCT Application Due 22-Jul-2011	Open	YARKONI Shai

2

Appendix D

Budget:

SCT102 preclinical development		$1.2M
● Pharmacology (large animals)	0.3
● Toxicology (non human primates)	0.5
● Manufacturing/CMC	0.4
Research		$0.2M
Salaries (2.0FTE for 24 months)		$0.3M
Corporate costs		$0.3M

Total		$2.0M